U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                TAG EVENTS CORP.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 8742                  APPLIED FOR
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

                                Tag Events Corp.
                           Artiom Balykin, President
                      1239 West Georgia Street, Suite 1208
                          Vancouver, British Columbia
                                 Canada V6E 4R8
                           Telephone: (778) 288-4461
                           Facsimile: (604) 669-0774
                         ------------------------------
              (Name and address of principal executive offices)

			    Val-u-corp Services, Inc.
                            Attention: Daniel Kramer
                      1802 North Carson Street, Suite 212
                           Carson City, Nevada, 89701
                            Telephone: 775-887-8853
                            Facsimile:  775-887-0738
           ----------------------------------------------------------
           (Name, address and telephone number of agent for service)

Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
common stock   $45,000          $0.02         $45,000       $4.82
-----------------------------------------------------------------------

(1) Based on the last sales price on November 4, 2006
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


          SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2007

                                   PROSPECTUS
                                TAG EVENTS CORP.
                        2,250,000 SHARES OF COMMON STOCK
                               -----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                               -----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-9.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                The Date Of This Prospectus Is: February 8, 2007

                               TABLE OF CONTENTS
                                                              PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
  -  If we do not obtain additional financing, our business
     may fail  ................................................  7
  -  Because we have only conducted events of limited capacity, we face a high risk of business failure ..................  8
  -  We need to continue as a going concern if our business is to succeed ...............................................  8
  - If we are unable to sign contract with a significant number of venues for the use of their facilities, our business will fail...................................................8
  -  If we are unable to find popular DJ's and live bands to perform at our events, our business may fail................8
  -  If we are unable to attract enough people to our events, our business may fail...........................................8
  -  If we are unable to retain key personnel, then we may not be able to implement our business..............................8
  -  If we are not able to effectively respond to competition, our business may fail...................................... 9
  - Because our director and officer owns 57.14% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders............................................... 9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  9
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock ............................  9
USE OF PROCEEDS ............................................... 10
DETERMINATION OF OFFERING PRICE ............................... 10
DILUTION ...................................................... 10
SELLING SHAREHOLDERS .......................................... 10
PLAN OF DISTRIBUTION .......................................... 13
LEGAL PROCEEDINGS ............................................. 15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.. 15 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 16
DESCRIPTION OF SECURITIES ..................................... 17
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 18
ORGANIZATION WITHIN LAST FIVE YEARS ........................... 18
DESCRIPTION OF BUSINESS ....................................... 18
PLAN OF OPERATION  ............................................ 20
DESCRIPTION OF PROPERTY ....................................... 22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 23
EXECUTIVE COMPENSATION ........................................ 24
FINANCIAL STATEMENTS .......................................... 24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ................. 36
AVAILABLE INFORMATION ......................................... 36

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We are involved in event organizing and promoting in Vancouver, British Columbia. To date, we have been organizing parties and events in night clubs in Vancouver. Most of our revenue comes from selling entrance tickets to the events that we organize.

Our business strategy is to continue organizing music events in night clubs. We also intend to begin organizing concerts with live bands. To help cover the expense of organizing and promoting events, we intend to arrange sponsors for our events. Sponsors will pay a fee in return for their product or corporate name being advertised at our events. To attract major sponsors we will need to increase attendance at our events and increase the popularity of our brand name. We intend to invite top DJs and live bands to perform at our events. The fee that we will have to pay to the artist to perform at our event will increase with the artist's talent and popularity. Net profit will be the amount remaining after deducting the cost of advertising, extra equipment cost, and paying the performers. Although we have been able to make a small profit before, there is no guarantee that the revenue from the door sales will continue to cover all the costs of organizing the events and return profit. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds.

We were incorporated on July 18, 2006 under the laws of the state of Nevada. Our principal offices are located at 1239 West Georgia Street, Suite 1208, Vancouver, British Columbia, Canada V6E 4R8. Our telephone is (778)-288-4461.


THE OFFERING:

SECURITIES BEING OFFERED     Up to 2,250,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our
                             shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF  THE  OFFERING      The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
			     2,250,000 shares of common stock have been sold or
			     we, in our sole discretion, decide to terminate the
			     registration of the shares.  We may decide to terminate
			     the registration if it is no longer necessary due to
			     the operation of the resale provisions of Rule 144. We
			     may also terminate the offering for no given reason
                             whatsoever.

SECURITIES ISSUED
AND TO BE ISSUED             5,250,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS             We will not receive any proceeds from the sale of
			    the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet                              September 30, 2006
                                               (audited)

Cash                                            $18,330
Total Assets                                    $18,330
Liabilities                                     $     0
Total Stockholders' Equity                      $18,330

Statement of Loss and Deficit

                            From incorporation on
                    July 18, 2006 to September 30, 2006
                                (audited)

Revenue                              $0
Net Loss                        ($1,170)


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with advertising and organizing our events. We have generated minimal revenue from operations to date.

We expect to incur approximately $1,800 in organizational and promotional expenses in order to organize our next event following the filing of this prospectus. For the next eight months, the revenue generated by each event should be sufficient to pay for the organization of each subsequent event. The balance of revenue generated will be used for general administrative expenses, costs relating to the filing of our registration statement and business costs relating to negotiating and entering into agreements with venues, making arrangements for entertainment and sponsorship. In the four to six months thereafter, we will require approximately an additional $20,000 to be able to organize more events of higher capacity.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds recently available to us is through the sale of additional shares of common stock.

BECAUSE WE HAVE ONLY CONDUCTED EVENTS OF LIMITED CAPACITY, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on July 18, 2006 and to date have been involved in organizing smaller events of limited capacity. We have earned little revenues as of the date of this prospectus and have incurred total losses of $1,170 from our incorporation to September 30, 2006.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a minimal of operating history. To date, our business development activities have consisted solely of organizing two events and negotiating verbal agreements with one DJ and two venues. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue from our events in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

IF WE ARE UNABLE TO SIGN CONTRACTS WITH A SIGNIFICANT NUMBER OF VENUES FOR THE USE OF THEIR FACILITIES, OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into contracts with various venues respecting the use of their facilities for our events. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have no written contracts with any venues.

IF WE ARE UNABLE TO FIND POPULAR DJ'S AND LIVE BANDS TO PERFORM AT OUR EVENTS, OUR BUSINESS MAY FAIL

We will have to constantly deliver new and exiting entertainment to our clientele. If we are unable to find popular performers or to reach agreements with them on favorable terms that allow us to generate profit, our business will fail.

IF WE ARE UNABLE TO ATTRACT ENOUGH PEOPLE TO OUR EVENTS, OUR BUSINESS WILL FAIL.

Since our revenue comes almost exclusively from admission fees that our people pay when they attend our events, we need to attract enough people to our events in order to cover our costs. If we are unable to attract enough people to our events, we will generate losses and our business to fail.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Artiom Balykin, for the future success of our business. The loss of the services of Mr. Balykin could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Mr. Balykin and we do not have a contract for his services.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There are thousands of event promoters of various sizes that compete directly with us. Some of these competitors have established businesses with substantial following and valuable contacts. We will attempt to compete against these groups by establishing networks of promoters who will keep in regular personal contact with our clientele. We cannot assure you that such a marketing plan will be successful or that competitors will not copy our business strategy.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 57.14% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Balykin, our director and officer, owns approximately 57.14% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Balykin may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and a market may not develop. We currently plan to apply for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of our registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,250,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 3, 2006;

2. 750,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 4, 2006;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                  Total Number
                                  Of Shares To    Total Shares Percent
                                  Be Offered For  Owned Upon   Owned Upon
                    Shares Owned  Selling         Completion   Completion
Name of Selling     Prior To This Shareholder     Of This      Of This
Stockholder         Offering      Account         Offering     Offering
--------------------------------------------------------------------------------

Elena Avdasseva        250,000    250,000          Nil         Nil
704-1155 Beach Ave
Vancouver, BC V6E 1V2

Ludmila Balykin        250,000    250,000          Nil         Nil
2950 Renfrew St
Vancouver BC V5M 3K6

Jessamine Wong         250,000    250,000          Nil         Nil
3490 Fairmont Rd
N Vancouver BC V7R 2W9

Chih-Chun Wu           250,000    250,000          Nil         Nil
No. 6 Hua Nan Road Longstan
County, Taoyuan, Taiwan

Albert Au              250,000    250,000          Nil         Nil
6250 Kings Lynn St
Vancouver, BC V5S 4V5

Gan Lee Sue            250,000    250,000          Nil         Nil
6250 Kings Lynn St
Vancouver, BC V5S 4V5

Arthur Goutsouliak     25,000      25,000          Nil         Nil
1510 W 59th Ave
Vancouver, BC V6P 1Z2

Braden Lichti          25,000      25,000          Nil         Nil
1500 How Apt 1709
Vancouver, BC V6Z 2N1

Alex Alexandrov        25,000      25,000          Nil         Nil
6476 184A St
Cloverdale BC V3S 8T1

Alexander Balykin      25,000      25,000          Nil         Nil
5729 Nanaimo st
Vancouver, BC V6E 1V2

Nikolai Avdassev       25,000      25,000          Nil         Nil
95-614 Willingdon Ave
Burnaby, BC V5H 2T9

Olena Moroz            25,000      25,000          Nil         Nil
106-10971 Morfield Road
Richmond, BC V7A 2W5

Ryan Nickson           25,000      25,000          Nil         Nil
Apt 106-230 E. 2nd St
North Vancouver, BC V7L 1C5

                                  Total Number
                                  Of Shares To    Total Shares Percent
                                  Be Offered For  Owned Upon   Owned Upon
                    Shares Owned  Selling         Completion   Completion
Name of Selling     Prior To This Shareholder     Of This      Of This
Stockholder         Offering      Account         Offering     Offering
--------------------------------------------------------------------------------

Albina Parrik          25,000      25,000          Nil         Nil
4405 Powell Ave
Montreal, Quebec H4P 1E5

Vartan Kaprielov       25,000      25,000          Nil         Nil
11682 James-Morrice
Montreal, Quebec H3M 2E8

Georgi Parrik          25,000      25,000          Nil         Nil
4405 Powel Ave
Montreal, Quebec 4HP 1E5

Aivo Kutter            25,000      25,000          Nil         Nil
4405 Powel Ave
Montreal, Quebec 4HP 1E5

Irina Balykin          25,000      25,000          Nil         Nil
5729 Nanaimo St
Vancouver, BC V6E 1V2

Caz Vasher             50,000      50,000          Nil         Nil
1772 S.E. Marine Dr
Vancouver, BC V5P 2R8

Dmitry Lyakutin        50,000      50,000          Nil         Nil
128 8th Ave W unit 206
North Vancouver BC V7M 3M1

Maya Raskovic          50,000      50,000          Nil         Nil
311-7035 Balmoral St
Burnaby, BC V5E 1J4

Oxana Avdaseva         50,000      50,000          Nil         Nil
95-6141 Willingdon Ave
Burnaby, BC V5H 2J9

Tamara Ishutkina       50,000      50,000          Nil         Nil
63-5 Kombinostroiteley
Birobidjan, EAO 679 014, Russia

Andrey Simonenko       50,000      50,000          Nil         Nil
2416 West 15th Ave
Vancouver, BC V6K 2Z2

Elena Dannikova        50,000      50,000          Nil         Nil
128 8th Ave W unit 206
North Vancouver BC V7M 3M1

Olga Malitski          50,000      50,000          Nil         Nil
5186 Smith Ave
Burnaby, BC V5G 2W9

                                  Total Number
                                  Of Shares To    Total Shares Percent
                                  Be Offered For  Owned Upon   Owned Upon
                    Shares Owned  Selling         Completion   Completion
Name of Selling     Prior To This Shareholder     Of This      Of This
Stockholder         Offering      Account         Offering     Offering
--------------------------------------------------------------------------------

Anna Grabarnik         25,000      25,000          Nil         Nil
9678 Sallal Place
Surrey, BC V3T 5A6

Roland Asmar           25,000      25,000          Nil         Nil
854 Car Simon
Montreal, Quebec H4M 2W3

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,250,000 shares of common stock outstanding on the date of this prospectus.

Our sole director and officer, Artiom Balykin is related to the following shareholders:

Ludmila Balykin   -  mother
Alexander Balykin - father
Irina Balykin     - sister

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

NAME OF DIRECTOR                 AGE
-----------------------         -----
Artiom Balykin                   27


EXECUTIVE OFFICERS:

NAME OF OFFICER                  AGE             OFFICE
---------------------           -----            -------
Artiom Balykin                   27            President, Chief
                                               Executive Officer,
 					       Secretary, Treasurer,
                                               And Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

MR. BALYKIN has acted as our President and as a director since our incorporation on July 18, 2006. Mr Balykin devotes about 20% of his business time to planning and organizing events for Tag Events Corp. From June 2006 to present, Mr. Balykin has worked as a self-employed consultant providing administrative services to various companies. From September 2004 to July 2006, he was involved in event planning in rented halls and nightclubs. During the same time, Mr Balykin was also involved in marketing and finding new placements for an entertainment company involved in the distribution of arcade games. From September 2000 to April 2005, Mr. Balykin was a full time business student at the University of British Columbia's Sauder School of Business. He graduated with a Bachelor of Commerce degree in May 2005.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

We have no employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                AMOUNT OF
TITLE OF      NAME AND ADDRESS                  BENEFICIAL     PERCENT
CLASS         OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS
--------------------------------------------------------------------------------

COMMON         Artiom Balykin                   3,000,000       57.14%
STOCK          President, Chief
               Executive Officer, Treasurer,
               Secretary And Director
               704-1155 Beach Avenue
               Vancouver, B.C.
               Canada

COMMON         All officers and directors       3,000,000       57.14%
STOCK          as a group that consists of        shares
               one person

The percent of class is based on 5,250,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of February 8, 2007, there were 5,250,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Daniel C. Masters, our legal counsel, has provided an opinion on the validity of our common stock. We retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte LLP, "DMCL" Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on July 18, 2006 under the laws of the state of Nevada.
On that date, Artiom Balykin was appointed as our director. As well, Mr. Balykin was appointed as our president, chief executive officer, treasurer and secretary.

                            DESCRIPTION OF BUSINESS

IN GENERAL

We are involved in music event organization and promotion. We were formed as a corporation pursuant to the laws of Nevada on July 18, 2006. To date, we have held two recorded music events in Vancouver night clubs featuring locally known disc jockeys ("DJ's"). We generate revenue at such events by selling admission tickets to the people that wish to attend our events.

Our president was involved in the organization of music and DJ events in the two years preceding the formation of our company. During that period, he developed valuable contacts in the Vancouver entertainment and promotions industry. We intend to take advantage of Mr Balykin's experience and his contacts. Our business strategy is to continue organizing DJ events in night clubs. We also intend to begin organizing live music concerts in the Greater Vancouver,

British Columbia area.

To help cover some of the expenses of organizing and promoting events, we will seek sponsors for our events. Sponsors will pay a fee in return for their product being advertised at our events. To attract prominent sponsors, we will need to increase attendance at our events and increase the popularity of our brand. We intend to invite top DJ's and live bands to perform at our events. As the quality and popularity of our performers increases, we will have to pay higher amounts to secure such artists. Net profit, if any, will be the amount remaining after deducting the costs of advertising the event and paying the performers.

AGREEMENTS WITH PERFORMERS

Currently, we have had two DJ's that have performed at our initial events and have verbally indicated that they will perform at future events. We will also attempt to establish similar relationships with new DJ's and live bands. We will solicit potential performers by contacting them personally or by contacting their agents and representatives. First, we intend to rely on our president's past contacts in the industry. As well, other performers will be selected based on their past performances, their talent, recordings, and our belief whether they appeal to our clientele. We do not intend on signing regular performance contracts with performers due to the constantly changing tastes and demands in the entertainment industry. Instead, we will execute single event contracts with most artists. The performers will be paid between $500 and $3,000 per show, based on their popularity and the size of the event. Generally, we intend to pay the artist one third of their fee before the event and the rest immediately after the event.

As our operations expand, we will attempt to secure agreements with performers that will attract larger crowds in sizable venues. Such artists will request substantially more money for their services.

AGREEMENT WITH VENUE OWNERS/MANAGERS

Generally, when we secure a venue for an event, we do not pay any rental fee for the use of their facilities. Instead, the venue retains all the revenue from sale of alcohol and any refreshments. Currently we have a few nightclubs with which we have verbal agreements to conduct events on regular basis. We will contact additional venues with view of executing additional agreements with them. We will attempt to execute as many written agreements as possible; however some of the agreements will have to be oral due to the nature of the night club promotions industry. There is no guarantee that we will able to execute sufficient number of agreements to stay in business. If the venue manager is not convinced that our event will generate sufficient bar revenue, we may not be able to reach a rental agreement, or be required to pay a deposit or a rental fee. Even if we reach a sufficient number of written agreements most of them are not easily enforceable due to high legal enforcement costs. We will have to rely mostly on good faith of the venue management.

As our operations expand, we will consider renting venues and obtaining liquor licenses for significant events. In such situations, our cost of organization, promotion and security will be greater, but we will likely generate more revenue through the sale of alcohol.

The following are typical terms between the promoter and venue during an event:

AGREEMENT WITH SPONSORS

Sponsors pay a cash fee in consideration for us advertising their products at one of our events. We intend to contact potential sponsors with view of executing contracts with them for regular sponsorships. In particular, we intend to contact beer and hard liquor companies and their distribution agents.

ADVERTISING AND PROMOTING

For each event, we allocate advertising expense and decide on the advertising media. The following is a list of advertising media we currently use or intend to use at our events:

   - INTERNET ADVERTISING: advertising on night life promotion websites, building email lists and sending out invitations for each event
   - FLYERS AND POSTERS: designing, printing and distributing flyers and posters to our potential clientele before each event
   - PROMOTERS NETWORK: building a promotion team that advertise our events via word of mouth
   -  OTHER MEDIA: advertising on TV, radio, newspaper

CONDUCTING THE EVENT

To make sure our events are successful, we prepare the venue by checking the sound equipment and lighting equipment. On occasion, we have to supply rental sound equipment to supplement older, less reliable sound systems. We ensure that there are security personnel on duty and first aid attendants readily available. At the end of the event, we may be responsible for removing decorations and returning the extra equipment.

SHARE OF MARKET

Our expected share of the event promotion market is difficult to determine given that most promoters are private businesses that have no duty to publicly disclose their revenue. However, we believe that due to the vast size of the promotion market in Canada, our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                               PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to enter into agreements with Vancouver based night clubs and other venues in order to secure access to establishments for our event. We will also contact DJ's and live musicians with a local following in order to secure their participation at our events.

In the next 12 months, we intend to contact all suitable venues in the Vancouver, British Columbia area with a view to executing a venue rental agreement with us. We also plan to contact and secure sponsors for our events during this period.

Our president has had business relationships with ten local venues and five DJ's in the past that he will seek to reestablish. The specific business milestones that we hope to achieve are as follows:

   - From February to June 2007, we would like to execute agreements with at least two venues regarding specific and ongoing events. During this time, we also plan to hold three events by relying upon venues and performers with whom our president has had previous dealings. These events will likely be at night clubs with a maximum capacity of 400.

   - From July to September 2007, we plan to organize six (two per month) events using our existing and newly established contacts. During this period, we intend to start organizing events of larger scale at venues of maximum capacity of 800.

   - From October 2007 to March 2008, we plan to organize 20 events (one per week) mostly in venues that have signed contracts with us and mostly with new performers and artists. We expect that some of these events will be held at larger venues with a maximum capacity of 3,000. By the end of this period, we hope to have two regular sponsors at each of our events.

The expected costs of a typical event are outlined below. These figures assume that we will not incur any venue rental costs:

                                       Small Event    Medium Event       Large
Event

Costs: per capacity                          400          800             3000

Design, theme, decorations                  $200          $300           $1,000
Printing flyers and posters                 $500          $700           $2,500
Add/banner costs (newspaper, TV, online)    $500          $800           $1,500
DJ/Performers                               $500          $700           $3,000
Equipment                                   $100          $200           $2,000
Total:                                    $1,800        $2,700          $10,000

We intend to retain one full-time promoter in the next six months, as well as an additional full-time promoter in the six months thereafter. These individuals will be independent contractors compensated solely in the form of percentage of net profit from our events. Typical duties of a promoter would be to collect email addresses and send out email-invitations, hand out flyers and poster posters, advertise our events online on night life websites and forums and help to plan and organize events. We expect to pay our promoters 10% of the gross revenue we realize from each event.

In addition, in the next 12 months, we anticipate spending $5,000 on general administrative costs and $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

EVENT PROFIT

Our profit comes in form of cash paid by the people that attend our events at the entrance. We usually charge between five and twenty dollars per person per event depending on the venue, the size of the event, and the type of show.

For a small event with a maximum capacity of 400 people, we would generate approximate gross revenue of $4,000 with full capacity and an admission charge of $10 per person. Of this amount, $1,800 would cover our expenses as listed above and $400 would cover the costs of our promoter (ie. 10% of $4,000; Our net profit in such a scenario would therefore be $1,800. This amount would vary depending on the number of tickets we sell to each event.

While we have sufficient funds on hand to continue business operations, we can not guarantee the profitability of our events and therefore our cash reserves may not be sufficient to meet our obligations for the next twelve-month period. As a result, we may need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our promoting team's ability to attract enough people to our events. Because we will be concentrating our efforts on executing agreements and securing bookings during the next six months, we do not expect to realize any significant revenue during that time. Once we have secured enough booking contracts, we will concentrate our efforts on growing our network of promoters and finding performers that will appeal to our clientele.

RESULTS OF OPERATIONS FOR PERIOD ENDING SEPTEMBER 30, 2006

We did not earn any revenue during the period from our inception on July 18, 2006 to September 30, 2006. We do not anticipate earning significant revenues until such time as we have entered into regular booking contracts with venues and commenced conducting events of greater magnitude and with more frequency.

We incurred operating expenses in the amount of $1,170 for the period from our inception on July 18, 2006 to September 30, 2006. These operating expenses were comprised of donated management fees recorded at $1,000, office expenses of $136 and bank charges of $34.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                            DESCRIPTION OF PROPERTY

We do not ownership or leasehold interest in any property.  Our president, Mr.

Artiom Balykin, provides us with office space and related office services free of charge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As  of  the  date  of  this  registration   statement,  we  have  27  registered
shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public after July 28, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 52,500, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on July 18, 2006 to the date of this registration statement.


                              ANNUAL COMPENSATION

                                     OTHER RESTRICTED OPTIONS/ LTIP
                                     ANNUAL  STOCK   * SARS  PAYOUTS   OTHER
NAME     TITLE  YEAR  SALARY  BONUS  COMP.    (#)       ($)             COMP.
_____________________________________________________________________________
Artiom  Pres., 2006    $0     0      0        0         0        0       0
Balykin CEO
        Sec &
        Dir

                              FINANCIAL STATEMENTS

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ended September 30, 2006, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements









                                TAG EVENTS CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2006












REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


  To the Stockholders and Board of Directors of Tag Events Corp.:

  We have audited the accompanying balance sheet of Tag Events Corp. (a development stage company) as of September 30, 2006 and the statements of operations, stockholders' equity and cash flows for the period from July 18, 2006 (date of inception) through September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, these financial statements present fairly, in all material respects, the financial position of Tag Events Corp. as of September 30, 2006 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from July 18, 2006 (date of inception) through September 30, 2006 in accordance with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                                         "DMCL"

                                          DALE MATHESON CARR-HILTON LABONTE LLP
                                                  "DMCL" CHARTERED ACCOUNTANTS

  Vancouver, Canada
  January 15, 2007

TAG EVENTS CORP.
(A Development Stage Company)
BALANCE SHEET

--------------------------------------------------------------------------

                                                            September 30,
                                                                     2006
--------------------------------------------------------------------------


 ASSETS

 CURRENT
   Cash                                                     $  18,330

 TOTAL ASSETS                                               $  18,330
--------------------------------------------------------------------------


 STOCKHOLDERS' EQUITY


 STOCKHOLDERS' EQUITY
   Common stock (Note 3)
     Authorized:
      75,000,000 common shares, par value $0.001 per share
     Issued and outstanding:
      5,200,000 common shares                               $   5,200
   Additional paid-in capital                                  14,300
   Deficit accumulated during the development stage            (1,170)

   Total stockholders' equity                                  18,330

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $  18,330
--------------------------------------------------------------------------

GOING CONCERN CONTINGENCY (NOTE 1)
SUBSEQUENT EVENT (NOTE 6)



















   The accompanying notes are an integral part of these financial statements

TAG EVENTS CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS




                                                                                July 18, 2006
                                                                       (Date of Inception) to
									   September 30, 2006


ADMINISTRATION EXPENSES
  Bank charges and interest                                                     $       34
  Management fees (Note 4)                                                           1,000
  Office expenses                                                                      136

NET LOSS                                                                        $   (1,170)

BASIC AND DILUTED LOSS PER SHARE                                                $    (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING SHARES OUTSTANDING          3,437,162





























     The accompanying notes are an integral part of these audited financial statements

TAG EVENTS CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY



                                                             Common Stock         Additional    Deficit Accumulated
                                                                                   Paid-in               During the
                                                             Number   Amount	   Capital        Development Stage     Total



BALANCE, July 18, 2006 (Date of Inception)		         -    $    -     $        -       $        -          $     -


Common stock issued for cash at $0.001 per share,
July 31, 2006                                              3,500,000   3,500  		  -                -     	3,500

Common  stock issued for cash at $0.001 per share,
August 31, 2006                                            1,000,000   1,000  		  -                -     	1,000

Common stock  issued  for  cash at $0.02 per share,
August 31, 2006                                              350,000     350          6,650                -            7,000

Common stock issued for cash at $0.02 per share,
September 30, 2006                                           350,000     350          6,650                -            7,000

Donated services                                                 -         -          1,000                -            1,000

Net loss                                                         -         -              -           (1,170)          (1,170)

BALANCE, September 30, 2006                               5,200,000    5,200     $   14,300       $   (1,170)       $  18,330




















   The accompanying notes are an integral part of these financial statements

TAG EVENTS CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS




                                                     July 18, 2006
                                	    (Date of Inception) to
						September 30, 2006



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                         $   (1,170)

  Non-cash item:
   Donated capital                                      1,000

  Net cash used in operations                            (170)


CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common shares                            18,500

  Net cash provided by financing activities            18,500


INCREASE IN CASH                                       18,330

CASH, BEGINNING                                             -

CASH, ENDING                                       $   18,330

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE PERIOD FOR:
  Interest                                         $        -
  Income taxes                                     $        -













     The accompanying notes are an integral part of these audited financial statements

TAG EVENTS CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2006



1.    NATURE AND CONTINUANCE OF OPERATIONS

      The Company was incorporated in the State of Nevada on July 18, 2006. The Company is in the business of organizing events. The Company is considered to be a development stage company and has not generated any revenues from operations.

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of September 30, 2006, the Company has not yet achieved profitable operations and has accumulated a deficit of $1,170. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management believes that the Company has adequate funds to carry on operations for the upcoming fiscal year.


2.    SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in US dollars.

      Development Stage Company

      The Company complies with Statements of Financial Accounting Standards ("SFAS") "Development Stage Enterprises" No 7.

      Financial Instrument

      The fair value of the Company's financial instrument, consisting of cash approximates its carrying value based upon its immediate or short-term maturity of this instrument. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.

      Use of Estimates

      Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involving the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

      Income Taxes

      The Company has adopted Statements of SFAS No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

TAG EVENTS CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2006



2.    SIGNIFICANT ACOUNTING POLICIES (cont'd{ellipsis})

      Foreign Currency Translation

      In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

      Loss Per Share

      In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2006, the Company had no dilutive stock equivalents, accordingly diluted loss per share is equal to basic loss per share.

      Stock-based Compensation

      The Company has adopted SFAS No. 123 "Share Based Payments" since its inception. SFAS No. 123R, which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost.

      The Company has not adopted a stock option plan and has not granted any stock options as at September 30, 2006 and accordingly, no stock-based compensation has been recorded to date.

      Recent Accounting Pronouncements

      In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

      In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its

TAG EVENTS CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2006



2.    SIGNIFICANT ACOUNTING POLICIES (cont'd{ellipsis})

      Recent Accounting Pronouncements (cont'd{ellipsis})

      statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

      In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.


3.    COMMON STOCK

      The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

      In July 2006, the Company issued 3,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,500.

      In August 2006, the Company issued 1,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $1,000.

      In August 2006, the Company also issued 350,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $7,000.

      In September 2006, the Company issued 350,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $7,000.


4.    RELATED PARTY TRANSACTIONS

      The Company recognized services donated services by a director of the Company for management fees, valued at $500 per month, totaling $1,000 for the period from August 1, 2006 to September 30, 2006. Related party transactions are recorded at the exchange amount, which is the amount agreed between the related parties.


5.    INCOME TAXES

      At September 30, 2006, the Company has accumulated non-capital losses totaling $1,170, which are available to reduce taxable income in future taxation years. These losses expire beginning 2026. The potential benefit of those losses, if any, has not been recorded in the financial statements as these losses are not likely to be realized.

TAG EVENTS CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2006



6.    SUBSEQUENT EVENT

      In November 2006, the Company issued 50,000 shares of common stock at a price of $0.02 per share for total proceeds of $1,000.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                             AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:


         (1) such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $      4.82
Transfer Agent Fees                                         $  2,000.00
Accounting fees and expenses                                $  8,000.00
Legal fees and expenses                                     $  3,000.00

Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 14,504.82
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to a total of seven purchasers on August 31, 2006. The total amount received from this offering was $4,500. We completed this offering pursuant to Regulation S of the Securities Act. Of these shares, 3,000,000 were issued Artiom Balykin, our president, chief executive officer, treasurer, secretary and sole director.

The remaining purchasers in this offering were as follows:

      Name of Subscriber                   Number of Shares

      Elena Avdasseva                        250,000
      Ludmila Balykin                        250,000
      Jessamine Wong                         250,000
      Chih-Chun Wu                           250,000
      Albert Au                              250,000
      Gan Lee Sue                            250,000

We completed an offering of 750,000 shares of our common stock at a price of $0.02 per share to a total of 22 purchasers on November 4, 2006. The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

      Name of Subscriber                   Number of Shares

      Arthur Goutsouliak                     25,000
      Braden Lichti                          25,000
      Alexander Balykin                      25,000
      Nikolai Avdassev                       25,000
      Olena Moroz                            25,000
      Ryan Nickson                           25,000
      Albina Parrik                          25,000
      Vartan Kaprielov                       25,000
      Georgi Parrik                          25,000
      Aivo Kutter                            25,000
      Irina Balykin                          50,000
      Caz Vasher                             50,000
      Dmitry Lyakutin                        50,000
      Maya Raskovic                          50,000
      Oxana Avdaseva                         50,000
      Tamara Ishutkina                       50,000
      Andrey Simonenko                       50,000
      Elena Dannikova                        50,000

      Olga Malitski                          50,000
      Anna Grabarnik                         25,000
      Roland Asmar                           25,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             EXHIBITS
Exhibit
Number            Description

   3.1            Articles of Incorporation, as amended
   3.2            Bylaws
   5.1            Legal opinion of Daniel C. Masters, with consent to Use
  23.1            Consent of Dale Matheson Carr-Hilton LaBonte LLP, Chartered
                  Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

      (b)  reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the
	   estimated maximum offering range may be reflected in the form of
    	   prospectus filed with the commission pursuant to Rule 424(b) if, in
	   the aggregate, the changes in the volume and price represent no more
	   than a 20% change in the maximum aggregate offering price set forth in
 	   the "Calculation of Registration Fee" table in the effective registration
	   Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2.     	That, for the purpose of determining any liability under the Securities
	Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.      That, for determining our liability under the Securities Act to any
	purchaser in the initial distribution of the securities, we undertake that in
	a primary offering of our securities pursuant to this registration statement,
	regardless of the underwriting method used to sell the securities to the
	purchaser, if the securities are offered or sold to such purchaser by means
	of any of the following communications, we will be a seller to the purchaser
	and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii)  the portion of any other free writing prospectus relating to the
	  offering containing material information about us or our securities provided
	  by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 8, 2007.

                                           Tag Events Corp.

                                           By: /s/ Artiom Balykin
                                           ------------------------------
                                           Artiom Balykin, President, Chief
                                           Executive Officer, Treasurer,
                                           Secretary, principal accounting
                                           officer, principal financial
      					   officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Artiom Balykin      President, Chief Executive        February 8, 2007
----------------------- Officer, Secretary, Treasury
Artiom Balykin          and Director